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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported)  February 26, 2003
                                                         ------------------
                            Potomac Bancshares, Inc.
               (Exact Name of Registrant as Specified in Charter)


       West Virginia                    0-24958                 55-0732247
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)


 111 E. Washington St., PO Box 906, Charles Town WV            25414-0906
     (Address of Principal Executive Offices)                   (Zip Code)


 Registrant's telephone number, including area code            304-725-8431
                                                               ------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

For Immediate Release

The Board of Directors of Potomac Bancshares, Inc. has approved a 200% stock dividend to all shareholders of record as of February 15, 2003. If a shareholder currently owns 100 shares of Potomac Bancshares stock, they will receive an additional 200 shares of common stock giving them a total of 300 shares. This stock dividend is payable on March 1, 2003.

Future dividends will be paid on a quarterly basis rather than on a semi-annual basis as has been traditional.

The first quarterly dividend is equal to $.13 per share for all shareholders of record on February 15, 2003. This cash dividend was declared following approval of the stock dividend. In the previous example, a shareholder would now have 300 shares of stock and the gross dividend would be $39.00 (300 shares x $.13 per share). This cash dividend is also payable on March 1, 2003.

Potomac Bancshares, Inc. is a public company trading under the ticker symbol PTBS. Potomac Bancshares is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements - None

        (b) Pro Forma Financial Information - None

        (c) Exhibits - None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Potomac Bancshares, Inc.




Date February 26, 2003            /s/Robert F. Baronner, Jr.
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                                  Robert F. Baronner, Jr., President and CEO